Exhibit 99.1

CONTACT:	Vince Arnone President and CEO (630) 845-4500	Devin Sullivan Managing Director The Equity Group Inc. dsullivan@equityny.com

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2023 SECOND QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. – August 8, 2023 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control, and water treatment in utility and industrial applications, today reported financial results for the second quarter ended June 30, 2023 (“Q2 2023”).

“Q2 2023 results were mixed between our operating segments. Revenue from our Air Pollution Control (APC) business segment increased 25% from the second quarter of 2022, and were offset by lower revenue from our FUEL CHEM® business segment driven by unplanned maintenance-driven outages at our clients throughout the quarter,” said Vincent J. Arnone, President and CEO. “At our Dissolved Gas Infusion (DGI®) technology business segment, in late June we commenced our first on-site demonstration using a small-scale dissolved oxygen infusion system at an aquaculture setting in the Western United States. The deployment, which is scheduled to conclude in Q3 2023, has demonstrated encouraging early results that are in line with our objective of improving the customer’s operational productivity and efficiency using optimized high-levels of dissolved oxygen. In addition to this demonstration, we are continuing our investigation into other markets of opportunity, including discussions with potential market channel partners and industry experts and the development of market specific collateral.

“We were pleased to recently announce $2.2 million of new APC awards, and our contract pipeline for the second half of 2023 is promising with any such awards expected to utilize our SCR, SNCR and ULTRA emissions control solutions, both domestically and internationally. As we entered the third quarter of the year, the unplanned outages within FUEL CHEM have abated, and we expect improved FUEL CHEM revenue for the second half of the year.”

Mr. Arnone concluded, “We ended the second quarter with $32.9 million in cash and investments and no long-term debt. We remain optimistic about our outlook for the year and continue to expect that total revenue for full year 2023 will improve modestly from 2022, driven primarily by our APC business.”

Q2 2023 Consolidated Results Overview

Consolidated revenues for Q2 2023 were $5.5 million compared to $6.4 million in the second quarter ended June 30, 2022 (“Q2 2022”), reflecting higher APC revenue offset by a decline in FUEL CHEM revenue.

Consolidated gross margin for Q2 2023 was 37% of revenues compared to 42% of revenues in Q2 2022, reflecting changes in product and project mix and lower FUEL CHEM revenue.

SG&A expenses were unchanged at $2.9 million.

Operating loss for the quarter was $(1.3) million compared to an operating loss of $(0.5) million in Q2 2022.

Interest income improved to $0.3 million from $0.001 million in Q2 2022, reflecting higher interest rates on held-to-maturity debt securities and money market funds.

Net loss in Q2 2023 was $(1.0) million, or $(0.03) per share, from a net loss of $(0.4) million, or $(0.01) per share, in Q2 2022.

Consolidated APC segment backlog at June 30, 2023 was $6.6 million compared to $8.2 million at December 31, 2022.

APC segment revenue increased to $3.4 million from $2.7 million in Q2 2022 with gross margin of 31.4% compared to 34.2%, due primarily to the mix of projects under execution.

FUEL CHEM segment revenue declined to $2.0 million from $3.6 million in Q2 2022 due to unplanned maintenance-driven outages, with gross margin declining to 45.2% from 48.0% in Q2 2022.

Adjusted EBITDA loss was $(1.2) million in Q2 2023 compared to Adjusted EBITDA loss of $(0.2) million in Q2 2022.

Financial Condition

At June 30, 2023, cash and cash equivalents were $15.1 million, short-term investments were $12.9 million, and long-term investments totaled $4.9 million. Stockholders’ equity at June 30, 2023 was $43.7 million, or $1.44 per share, and the Company had no debt.

Conference Call

Management will host a conference call on Wednesday, August 9, 2023 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

●	(877) 423-9820 (Domestic) or
●	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question-and-answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$15,134	$23,328
Short-term investments	12,855	2,981
Accounts receivable, net	6,781	7,729
Inventories, net	528	392
Prepaid expenses and other current assets	1,287	1,395
Total current assets	36,585	35,825
Property and equipment, net of accumulated depreciation of $18,651 and $18,557, respectively	4,368	4,435
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $437 and $406, respectively	382	397
Right-of-use operating lease assets, net	495	197
Long-term investments	4,874	6,360
Other assets	789	794
Total assets	$49,609	$50,124
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,097	$2,710
Accrued liabilities:
Operating lease liabilities - current	107	125
Employee compensation	615	1,105
Other accrued liabilities	1,307	826
Total current liabilities	5,126	4,766
Operating lease liabilities - non-current	376	66
Deferred income taxes, net	177	177
Other liabilities	280	274
Total liabilities	5,959	5,283
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 31,361,303 and 31,272,303 shares issued, and 30,385,297 and 30,296,297 shares outstanding, respectively	313	313
Additional paid-in capital	164,651	164,422
Accumulated deficit	(117,449)	(115,991)
Accumulated other comprehensive loss	(1,690)	(1,728)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(2,251)	(2,251)
Total stockholders’ equity	43,650	44,841
Total liabilities and stockholders’ equity	$49,609	$50,124

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per-share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues	$5,461	$6,368	$12,748	$11,903
Costs and expenses:
Cost of sales	3,465	3,690	7,947	6,935
Selling, general and administrative	2,915	2,874	6,160	5,928
Research and development	413	289	631	509
	6,793	6,853	14,738	13,372
Operating loss	(1,332)	(485)	(1,990)	(1,469)
Interest expense	(5)	(4)	(10)	(9)
Interest income	307	8	646	9
Other (expense) income, net	(14)	134	(104)	124
Loss before income taxes	(1,044)	(347)	(1,458)	(1,345)
Income tax expense	—	(9)	—	(9)
Net loss	$(1,044)	$(356)	$(1,458)	$(1,354)
Net loss per common share:
Basic net loss per common share	$(0.03)	$(0.01)	$(0.05)	$(0.04)
Diluted net loss per common share	$(0.03)	$(0.01)	$(0.05)	$(0.04)
Weighted-average number of common shares outstanding:
Basic	30,324,000	30,296,000	30,310,000	30,282,000
Diluted	30,324,000	30,296,000	30,310,000	30,282,000

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss	$(1,044)	$(356)	$(1,458)	$(1,354)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(48)	(222)	38	(292)
Comprehensive loss	$(1,092)	$(578)	$(1,420)	$(1,646)

See notes to condensed consolidated financial statements.

FUEL TECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended
	June 30,
	2023	2022
Operating Activities
Net loss	$(1,458)	$(1,354)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	154	182
Amortization	30	50
Non-cash interest income on held-to-maturity securities	(203)	—
Provision for credit losses, net of recoveries	—	43
Stock-based compensation, net of forfeitures	187	46
Changes in operating assets and liabilities:
Accounts receivable	966	(3,245)
Inventories	(135)	(58)
Prepaid expenses, other current assets and other non-current assets	114	205
Accounts payable	383	812
Accrued liabilities and other non-current liabilities	(21)	(2)
Net cash provided by (used in) operating activities	17	(3,321)
Investing Activities
Purchases of equipment and patents	(103)	(138)
Purchases of debt securities	(9,685)	—
Maturities of debt securities	1,500	—
Net cash used in investing activities	(8,288)	(138)
Financing Activities
Proceeds from exercise of stock options	42	—
Taxes paid on behalf of equity award participants	—	(17)
Net cash provided by (used in) financing activities	42	(17)
Effect of exchange rate fluctuations on cash	35	(280)
Net decrease in cash, cash equivalents and restricted cash	(8,194)	(3,756)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period (Note 2)	23,328	37,054
Cash, cash equivalents and restricted cash at end of period (Note 2)	$15,134	$33,298

See notes to condensed consolidated financial statements.

Fuel Tech, Inc.

Segment Data- Reporting Segments

(Unaudited)

(in thousands)

Information about reporting segment net sales and gross margin from operations is provided below:

	Air Pollution	FUEL CHEM
Three months ended June 30, 2023	Control Segment	Segment	Other	Total
Revenues from external customers	$3,422	$2,039	$—	$5,461
Cost of sales	(2,347)	(1,118)	—	(3,465)
Gross margin	1,075	921	—	1,996
Selling, general and administrative	—	—	(2,915)	(2,915)
Research and development	—	—	(413)	(413)
Operating income (loss) from operations	$1,075	$921	$(3,328)	$(1,332)

	Air Pollution	FUEL CHEM
Three months ended June 30, 2022	Control Segment	Segment	Other	Total
Revenues from external customers	$2,738	$3,630	$—	$6,368
Cost of sales	(1,802)	(1,888)	—	(3,690)
Gross margin	936	1,742	—	2,678
Selling, general and administrative	—	—	(2,874)	(2,874)
Research and development	—	—	(289)	(289)
Operating income (loss) from operations	$936	$1,742	$(3,163)	$(485)

	Air Pollution	FUEL CHEM
Six months ended June 30, 2023	Control Segment	Segment	Other	Total
Revenues from external customers	$6,981	$5,767	$—	$12,748
Cost of sales	(4,941)	(3,006)	—	(7,947)
Gross margin	2,040	2,761	—	4,801
Selling, general and administrative	—	—	(6,160)	(6,160)
Research and development	—	—	(631)	(631)
Operating income (loss) from operations	$2,040	$2,761	$(6,791)	$(1,990)

	Air Pollution	FUEL CHEM
Six months ended June 30, 2022	Control Segment	Segment	Other	Total
Revenues from external customers	$4,942	$6,961	$—	$11,903
Cost of sales	(3,231)	(3,704)	—	(6,935)
Gross margin	1,711	3,257	—	4,968
Selling, general and administrative	—	—	(5,928)	(5,928)
Research and development	—	—	(509)	(509)
Operating income (loss) from operations	$1,711	$3,257	$(6,437)	$(1,469)

Fuel Tech, Inc.

Geographic Segment Financial Data

(Unaudited)

(in thousands of dollars)

Information concerning our operations by geographic area is provided below. Revenues are attributed to countries based on the location of the end-user. Assets are those directly associated with operations of the geographic area.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
United States	$4,316	$4,279	$10,297	$7,967
Foreign	1,145	2,089	2,451	3,936
	$5,461	$6,368	$12,748	$11,903

	June 30,	December 31,
	2023	2022
Assets:
United States	$46,191	$47,007
Foreign	3,418	3,117
	$49,609	$50,124

FUEL TECH, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net Loss	$(1,044)	$(356)	$(1,458)	$(1,354)
Interest income	(302)	(4)	(636)	-
Income tax expense	-	9	-	9
Depreciation expense	75	88	154	182
Amortization expense	19	36	30	50
EBITDA	(1,252)	(227)	(1,910)	(1,113)
Stock compensation expense	98	28	187	46
Adjusted EBITDA	$(1,154)	$(199)	$(1,723)	$(1,067)

Adjusted EBITDA

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.

Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.